Mondee Reports Preliminary Unaudited Q4 & FY 2023 Results

- Record Net Revenues and Adjusted EBITDA, exceeding guidance
- Q4 23 Net Revenues of $61.1M, up 78% from prior-year quarter, on Gross Bookings of $619M
- Q4 23 Adjusted EBITDA of $6.9M, up 338% from prior-year quarter
- Q4 23 Take Rate of 9.9%, up 44% from prior-year quarter

AUSTIN, Texas - Mondee Holdings, Inc. (Nasdaq: MOND) (“Mondee” or the “Company”), a leading travel marketplace and artificial intelligence (AI) technology company, today announced preliminary unaudited financial results for the three-month period and full-year ended December 31, 2023.

"Mondee is pleased to report record net revenues and Adjusted EBITDA in Q4 and full year 2023 ("FY 23"), exceeding guidance. This strong year-over-year growth was fueled by product and geographic expansion of our marketplace, industry-leading technology advancements, and sustained leisure travel demand. We are focused on marketplace expansion in both content, geography and new-era distribution as well as widening our technology lead in AI with investments in Abhi, the first AI-powered travel platform and the acquisition of AI pioneer Purplegrids. These initiatives, coupled with sustained transaction growth, take rate improvement, and cost control are expected to enhance revenues and profitability," said Founder, Chairman, and CEO Prasad Gundumogula.

"Mondee's record financial performance continues, with gross bookings increasing by 24% in Q4 2023. The success of our monetization strategies led to a take rate of nearly 10%, double pre-pandemic levels, driving net revenue growth of 78%. Turning to profitability, 2023 Adjusted EBITDA of $21.0 million increased by 77% year-over-year. Looking forward, we remain committed to top-line growth, profitability, and cash flow generation,” said CFO Jesus Portillo.

Fourth-Quarter and Full-Year 2023 Preliminary Unaudited Financial Highlights1

●Gross bookings of $619 million expected for the quarter, an increase of 24% compared to $500 million in the fourth quarter of 2022 (“Q4 22”). FY 23 gross bookings of $2.6 billion grew 19% compared to full year 2022 ("FY 22").
●Net revenues of $61.1 million expected for the quarter, an increase of 78% compared to $34.2 million in Q4 22. FY 23 net revenue of $222.3 million grew 39% compared to FY 22 and exceeded guidance of $217 million.

●Net Loss of $(12.5) million expected for the quarter, which included $11.3 million of non-cash and/or non-recurring items, such as $3.4 million of stock-based compensation and $2.8 million of intangible assets amortization, among others. FY 23 net loss was $(60.1) million, a year-over-year improvement of $30.1 million.
●Adjusted EBITDA of $6.9 million expected for the quarter, an increase of 338% compared to $1.6 million in Q4 22. FY 23 adjusted EBITDA of $21.0 million nearly doubled from 2022 and exceeded guidance of $19.7 million.
●Operating cash flow of $(10.6) million expected for the quarter, compared to $(9.9) million in Q4 22. FY 23 operating cash flow was $(24.0) million versus FY 22's $(10.6) million. This lower cash flow was primarily driven by a higher interest payment of $5.7 million (mainly due to conversion from PIK to cash interest), a change in net working capital of $6.3 million, and payments related to the LBF divestiture of $7.7 million. Adjusting for these, Operating Cash Flow would have improved from 2022's level by $6.3 million.

Financial Summary and Operating Results 1,2
(unaudited)

	For the three months ended December 31		Year-Over-Year Change
	2023	2022		%
Transactions	829,698	533,110	296,588	56%
Gross Bookings	$619,284	$499,847	$119,437	24%
Net Revenues	$61,053	$34,248	$26,805	78%
Net Loss [3]	$(12,526)	$(16,526)	$4,000	NA
Loss per share (EPS)	$(0.21)	$(0.20)	$(0.01)	NA
Adjusted EBITDA	$6,947	$1,585	$5,362	338%
Adjusted Net Loss	$(6,383)	$(6,288)	$(95)	NA
Adjusted Loss per Share [5]	$(0.13)	$(0.10)	$(0.03)	NA
Net cash from (used in) operating activities	$(10,593)	$(9,922)	$(671)	NA

	For the twelve months ended December 31		Year-Over-Year Change
	2023	2022		%
Transactions	2,912,029	2,137,530	774,499	36%
Gross Bookings	$2,564,058	$2,148,801	$415,257	19%
Net Revenues	$222,285	$159,484	$62,801	39%
Net Loss [3,4]	$(60,148)	$(90,238)	$30,090	NA
Loss per share (EPS)	$(0.93)	$(1.34)	$0.41	NA
Adjusted EBITDA	$21,043	$11,881	$9,162	77%
Adjusted Net Loss	$(20,384)	$(20,080)	$(304)	NA
Adjusted Loss per Share	$(0.41)	$(0.32)	$(0.09)	NA
Net cash from (used in) operating activities[5]	$(23,993)	$(10,612)	$(13,381)	NA

1 Note that results are preliminary unaudited. Mondee’s first and second quarters of 2022 financial results were prior to the Company's listing on the NASDAQ.
2 In $ thousands except for EPS
3 4Q 2023 Net Loss included included $11.3 million of non-cash and/or non-recurring items, such as $3.4 million of stock-based compensation and $2.8 million of intangible assets amortization, among others.
4 2022 included a one-time stock-based compensation of $55.2 million related to Mondee's business combination and NASDAQ listing.
5 2023 net cash used in operating activities includes higher interest payment of $5.7 million (mainly due to conversion from PIK to cash interest), a change in net working capital of $6.3 million, and payments related to the LBF divestiture of $7.7 million.

Fourth Quarter 2023 Business Highlights and Subsequent Events

•Maturity Extended for Term Loan. The Company amended its term loan agreement, extending the maturity to March 31, 2025, whilst it works to finalize a long-term facility.

•Acquired Purplegrids, a leading AI-platform and team. Founded in 2017 by Joseph Vijay Raj John, after a successful 12-year career at Apple, Purplegrids boasts a team with AI professionals from Google, Apple, Meta, PayPal and Oracle. Purplegrids’ platform offers a humanized AI-driven user experience combining the benefits of large language and generative models with business intelligence and robotic processing automation (RPA) to automate user experiences. It is expected that the integration of Mondee’s AI capabilities with Purplegrids will not only expand the AI travel platform but also speed up our roadmap to bring AI to more, and ultimately all, aspects of Mondee’s business.

•Share Repurchase and Preferred Financing: During Q4 2023, the company raised $11.3 million in preferred financing, $10 million of which was used in share buybacks as part of our inaugural share buyback program approved by our Board of Directors.

2024 Financial Outlook

The Company's guidance for fiscal year 2024, is as follows:

•Net revenues of approximately $250 million to $255 million, representing an increase of 14% versus 2023 net revenues, measured at the midpoint.
•Adjusted EBITDA of approximately $30 million to $35 million, representing an increase of 24% versus 2023 Adjusted EBITDA, measured at the midpoint.

Conference Call Information

Mondee will host a conference call Thursday, March 14 at 5:30 a.m. (PT) / 7:30 a.m. (CT) / 8:30 a.m. (ET) to discuss its preliminary unaudited financial results with the investment community. A live webcast of the event will be available on the Mondee Investor Relations website at http://investors.mondee.com. A live dial-in is available domestically at (833) 470-1428 and internationally at +1 (404) 975-4839, passcode 941315.

A replay will be available on Mondee’s Investor Relations website and an audio replay will be available domestically at (866) 813-9403 or internationally at +1 (929) 458-6194, passcode 918609, until midnight (ET) Apirl 4, 2024.

About Mondee

Established in 2011, Mondee is a leading travel marketplace and artificial intelligence (AI) technology company with its headquarters based in Austin, Texas. The company operates 17 offices across the United States and Canada and has core operations in India, Thailand, and Greece. Mondee is driving change in the leisure and corporate travel sectors through its broad array of innovative solutions. Available both as an app and through the web, the company’s platform processes over 50 million daily searches and generates a substantial transactional volume annually. Mondee Marketplace includes access to Abhi, the most powerful and only fully-integrated AI travel planning assistant in the market. Its network and marketplace include approximately 65,000 travel experts, 500+ airlines, and over one million hotels and vacation rentals, 30K rental car pickup locations, 50+ cruise lines. The company also offers packaged solutions and ancillary offerings that serve our global distribution. On July 19, 2022, Mondee became publicly traded on the Nasdaq under the ticker symbol MOND. For further information, visit: mondee.com.

Non-GAAP Measurements:

In addition to disclosing financial measures prepared in accordance with generally accepted accounting principles in the United States (GAAP), this press release and the accompanying tables include non-GAAP adjusted EBITDA and non-GAAP EPS, EBITDA, Adjusted Net Loss, and Adjusted Net Loss per share.

These non-GAAP financial measures are not calculated in accordance with GAAP as they have been adjusted to exclude the effects of stock-based compensation expenses, provision for income taxes, and the impacts of depreciation and amortization, and one-time expenses. Mondee defines adjusted EBITDA as net loss before depreciation and amortization, provision for income taxes, interest expense (net), other expense (net), stock-based compensation, and gain on forgiveness of PPP loans. Non-GAAP net income (loss) is defined as net loss before the impacts of amortization of intangibles, provision for income taxes, stock-based compensation, and one-time items. Non-GAAP adjusted net income (loss) per share is defined as non-GAAP net income (loss) on a per share basis. See "Reconciliation of GAAP to Non-GAAP Financial Measures" for a discussion of the applicable weighted-average shares outstanding.

Mondee believes these non-GAAP financial measures provide investors and other users of its financial information consistency and comparability with its past financial performance and facilitates period-to-period comparisons of its results of operations. With respect to adjusted EBITDA and non-GAAP net loss/income, Mondee believes these non-GAAP financial measures are useful in evaluating the Company’s profitability relative to the amount of revenue generated, excluding the impact of stock-based compensation expense and other one-time and/or non-cash expenses. Mondee also believes non-GAAP financial measures are useful in evaluating its operating performance compared to that of other companies in its industry, as these metrics eliminate the effects of stock-based compensation, which may vary for reasons unrelated to overall operating performance.

Mondee uses these non-GAAP financial measures in conjunction with traditional GAAP measures as part of its overall assessment of the Company’s performance, including the preparation of its annual operating budget and quarterly forecasts, and to evaluate the effectiveness of its business strategies. Mondee’s definition may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish this or similar metrics. Thus, Mondee’s non-GAAP financial measures should be considered in addition to, not as a substitute for, nor superior to or in isolation from, measures prepared in accordance with GAAP.

These non-GAAP financial measures may be limited in their usefulness because they do not present the full economic effect of Mondee’s use of stock-based compensation. The Company compensates for these limitations by providing investors and other users of its financial information a reconciliation of the non-GAAP financial measure to the most closely related GAAP financial measures. However, Mondee has not reconciled the non-GAAP guidance measures disclosed under "Financial Outlook" to their corresponding GAAP measures because certain reconciling items such as stock-based compensation and the corresponding provision for income taxes depend on factors such as the stock price at the time of award of future grants and thus cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures are not available without unreasonable effort. Mondee encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure and to view non-GAAP net loss/ income and non-GAAP net loss/ income per share in conjunction with net loss and net loss per share.

Operating Metrics:

This press release also includes certain operating metrics that we believe are useful in providing additional information in assessing the overall performance of Mondee’s business.

Transactions are defined as the number of travel reservations that were processed on Mondee’s platform during the period. A single transaction could include an airline ticket, a hotel or hospitality accommodation, and any number of ancillaries offered on the platform. Gross bookings are defined as the total dollar value, generally inclusive of taxes and fees, of all travel reservations through our platform between a third-party seller or service provider and the traveler, net of cancellations. Take rate is defined as revenues as a percentage of gross bookings. Mondee generates revenue from service fees earned on these transactions and, accordingly its revenue increases or decreases based on the increase or decrease in either or both the number or value of transactions Mondee processes. Revenue will increase as a result of the expansion in Mondee's distribution platform and/or as a result of an increase in service fees from higher value services offered on the platform.

Forward-Looking Statements and Unaudited Financials:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by words such as: “believe,” “can”, “"may,” “expects,” “intends,” “potential,” “plans,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding the Company’s future growth, performance, business prospects and opportunities, strategies, expectations, future plans and intentions or other future events are forward looking statements. Such forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

Management believes that these forward-looking statements are reasonable as and when made. However, the Company cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the ability to implement business plans and forecasts, the outcome of any legal proceedings that may be instituted against the Company or others and any definitive agreements with respect thereto, the ability of the Company to grow and manage growth profitably, maintain relationships with our distribution network and suppliers and retain its management and key employees, the ability of the Company to maintain compliance with Nasdaq’s listing standards, and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission (the “SEC”) and in the Company’s subsequent filings with the SEC. There may be additional risks that the Company does not presently know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. Except as required by law, Mondee undertakes no obligation to update publicly any forward-looking statements for any reason.

The preliminary unaudited financial results for the fourth quarter and full year ended December 31, 2023 are unaudited, reflect our estimated financial results and are based on information available to management as of the date of this release and are subject to potential further changes upon completion of the Company’s standard year-end closing procedures. In preparing this information, management made complex and subjective judgments and estimates about the appropriateness of certain reported amounts and disclosures. Our actual financial results for the year ended December 31, 2023 are subject to completion of the audit by our auditors. These preliminary unaudited results do not represent a comprehensive statement of all financial results for the three months and year ended December 31, 2023.

MONDEE HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(In $ thousands, except stock and par value data)
(unaudited)

	December 31,
	2023	2022
Assets
Current assets
Cash and cash equivalents	26,171	78,841
Restricted cash and short-term investments	7,993	8,639
Accounts receivable, net of allowance of expected credit losses of $5,185, and $4,861 as of December 31, 2023 and 2022, respectively	116,716	21,733
Contract assets, net of allowance of expected credit losses of $7 and $750 as of December 31, 2023 and 2022, respectively	13,228	5,794
Prepaid expenses and other current assets	6,765	4,673
Total current assets	170,873	119,680
Property and equipment, net	17,311	11,332
Goodwill	88,348	66,420
Intangible assets, net	102,029	57,370
Amounts receivable from related parties	43	—
Operating lease right-of-use assets	3,232	1,384
Deferred income taxes	635	237
Other non-current assets	$ 15,519	$ 1,674
TOTAL ASSETS	397,990	258,097
Liabilities, Redeemable Preferred Stock and Stockholders’ Deficit
Current liabilities
Accounts payable	114,989	33,749
Deferred underwriting fee	—	500
Amounts payable to related parties	42	13
Government loans, current portion	51	72
Accrued expenses and other current liabilities	23,133	9,319
Earn-out liability, net, current portion	4,843	—
Deferred revenue, current portion	5,686	5,828

Long-term debt, current portion	10,828	7,514
Total current liabilities	159,572	56,995
Deferred income taxes	12,482	307
Note payable to related party	201	197
Government loans, excluding current portion	142	159
Earn-out liability, net, excluding current portion	4,322	—
Warrant liability	137	1,293
Long-term debt, excluding current portion	150,873	126,882
Deferred revenue, excluding current portion	11,797	14,656
Operating lease liabilities, excluding current portion	2,561	1,620
Other long-term liabilities	14,591	2,713
Total liabilities	356,678	204,822
Commitments and contingencies (Note 14)

Redeemable Preferred Stock
Series A Preferred stock - 250,000,000 authorized, $0.0001 par value, 96,300 and 85,000 shares issued and outstanding as of December 31, 2023 and 2022, respectively (liquidation preference $110,180 and $87,323 as of December 31, 2023 and 2022, respectively)	105,804	82,597

Stockholders' deficit:
Common stock – 500,000,000 Class A and 250,000,000 Class C shares authorized, $0.0001 par value, 83,252,040 and 82,266,160 Class A shares issued and outstanding as of December 31, 2023 and 2022, respectively	8	7
Treasury stock - 4,623,532 and 0 shares of Class A Common Stock as of December 31, 2023 and 2022, respectively	(32,088)	—
Shareholder receivable	—	(20,336)
Additional paid-in capital	306,326	271,883
Accumulated other comprehensive losses	1,665	(621)
Accumulated deficit	(340,403)	(280,255)

Total stockholders’ deficit	(64,492)	(29,322)
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT	397,990	258,097

MONDEE HOLDINGS, INC.
Condensed Consolidated Statements of Operations
(In $ thousands, except stock and per share data)
(unaudited)

	Year Ended December 31,
	2023	2022
Revenues, net	$ 222,285	$ 159,484
Operating expenses
Sales and marketing expenses	151,202	114,111
Personnel expenses, including stock-based compensation of $12,438 and $61,690, respectively	42,977	82,057
General and administrative expenses, including non-employee stock-based compensation of $1,349 and $352, respectively	22,764	9,662
Information technology expenses	5,491	5,333
Provision for credit losses, net	393	312
Depreciation and amortization	16,068	11,770
Restructuring expense, net	2,371	2,542
Total operating expenses	241,266	225,787
Loss from operations	(18,981)	(66,303)
Other income (expense)
Interest income	1,053	637
Interest expense	(34,894)	(26,654)
Gain on extinguishment of PPP loan	—	2,009
Changes in fair value of warrant liability	1,156	(108)

Other income (expense), net	(10,553)	308
Total other expense, net	(43,238)	(23,808)
Loss before income taxes	(62,219)	(90,111)
Benefit (provision) for income taxes	2,071	(127)
Net loss	(60,148)	(90,238)
Cumulative dividends allocated to preferred stockholders	(11,557)	(2,323)
Net loss attributable to common stockholders	(71,705)	(92,561)
Net loss attributable per share to common stockholders
Basic and diluted	(0.93)	(1.34)
Weighted-average shares used to compute net loss attributable per share to common stockholders
Basic and diluted	77,214	67,369
Net loss	(60,148)	(90,238)
Other comprehensive loss, net of tax
Gain (loss) on currency translation adjustment	2,286	(348)
Comprehensive loss	(57,862)	(90,586)

MONDEE HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows
(In $ thousands)
(unaudited)

	Year Ended December 31,
(in thousands)	2023	2022
Cash flows from operating activities
Net loss	$ (60,148)	$ (90,238)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	16,068	11,770
Non-cash gain on LBF US divestiture, net	(862)	—
Deferred taxes	(3,104)	(437)

Provision for credit losses, net	393	312
Stock-based compensation	13,787	62,042
Non-cash lease expense and lease impairment charges	1,037	—
Amortization of loan origination fees	9,040	6,563
Payment in kind interest expense	9,363	9,036
Gain on forgiveness of PPP Loan	—	(2,009)
Gain on termination of lease	(337)	—
Unrealized gain on foreign currency exchange derivatives	(127)	—
Change in the estimated fair value of earn-out consideration and warrants	1,551	(489)
Changes in operating assets and liabilities
Accounts receivable	(23,512)	(11,867)
Accounts receivable from related parties	(43)	—
Contract assets	(7,020)	(1,859)
Prepaid expenses and other current assets	1,804	(2,085)
Operating lease right-of-use assets	—	1,846
Other non-current assets	(2,375)	(373)
Amounts payable to related parties	(18)	(689)
Accounts payable	24,657	10,554
Accrued expenses and other liabilities	(290)	(742)
Deferred revenue	(2,588)	(254)
Operating lease liabilities	(1,269)	(1,693)
Net cash used in operating activities	(23,993)	(10,612)
Cash flows from investing activities
Capital expenditures	(11,747)	(7,267)
Purchase of restricted short-term investments	—	(417)
Sale of restricted short-term investments	—	262

Purchase of short-term investments	(1,145)	—
Maturity of short-term investments	2,281	—
Cash paid for acquisitions, net of cash acquired	(23,276)	—
Net cash used in investing activities	(33,887)	(7,422)
Cash flows from financing activities
Repayment of debt	(6,583)	(45,338)
Loan origination fee	(2,302)	—
Proceeds from issuance of preferred stock	11,300	85,000
Payment of preferred stock issuance cost	—	(1,418)
Proceeds from exercise of common stock warrants	—	1,368
Proceeds from Business Combination and issuance of PIPE shares	—	78,548
Payment of offering costs for Business Combination	(4,462)	(23,704)
Payment made on behalf of Mondee Holdings LLC	—	(5,241)
Repurchase of public warrants	—	(7,481)
Proceeds from borrowings	17,568	—
Stock repurchases	(9,970)	—
Proceeds from issuance of common stock	96	—
Net cash provided by financing activities	5,647	81,734
Effect of exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	30	(365)
Net (decrease) increase in cash and cash equivalents and restricted cash	(52,203)	63,335
Cash and cash equivalents and restricted cash at beginning of year	78,841	15,506
Reclassification of restricted short term investments into restricted cash	6,363	—
Cash and cash equivalents and restricted cash at end of year	33,001	78,841

MONDEE HOLDINGS, INC.
GAAP to Non-GAAP Reconciliations
(In $ thousands, except Transactions and per share data)
(unaudited)

KEY METRICS	1Q22	2Q22	3Q22	4Q22	FY22	1Q23	2Q23	3Q23	4Q23	FY23
Transactions	462,931	549,729	591,760	533,110	2,137,530	665,173	721,464	695,694	829,698	2,912,029
Take rate	8.5%	7.5%	6.9%	6.9%	7.4%	7.5%	8.4%	9.1%	9.9%	8.7%
Gross bookings	459,091	606,475	583,388	499,847	2,148,801	668,079	679,244	597,451	619,284	2,564,058
Net revenues	39,067	45,656	40,513	34,248	159,484	49,929	56,771	54,532	61,053	222,285
YoY Growth	190%	94%	77%	3%	71%	28%	24%	35%	78%	39%
QoQ Growth	17%	17%	(11)%	(15)%		46%	14%	(4)%	12%

ADJUSTED EBITDA RECONCILIATION	1Q22	2Q22	3Q22	4Q22	FY22	1Q23	2Q23	3Q23	4Q23	FY23
Net income (loss)	(6,991)	(2,113)	(64,608)	(16,526)	(90,238)	(12,915)	(14,608)	(20,099)	(12,526)	(60,148)
Interest expense (net)	6,102	6,467	7,129	6,319	26,017	7,870	8,125	8,497	9,349	33,841
Stock-based compensation expense	80	81	55,236	6,645	62,042	2,561	4,804	2,974	3,448	13,787
Payroll tax expense related to stock-based compensation	—	—	—	—	—	—	86	140	(12)	214
Depreciation & amortization	2,817	2,769	2,963	3,221	11,770	3,386	3,803	4,165	4,714	16,068
Restructuring expense	—	—	2,130	412	2,542	1,529	(168)	239	771	2,371

Changes in fair value of Warrant liability	—	—	(683)	791	108	21	(393)	(744)	(40)	(1,156)
Legal expense	—	—	—	744	744	662	577	785	663	2,687
Income tax provision	54	236	321	(484)	127	699	2,008	381	(5,159)	(2,071)
Gain on forgiveness of PPP loan	—	(2,009)	—	—	(2,009)	—	—	—	—	—
Warrant transaction expense	—	—	—	326	326	—	—	—	—	—
M&A costs	—	—	—	—	—	279	264	545	150	1,238
LBF US divestiture and transition service expense	—	—	—	—	—	—	—	9,327	383	9,710
Other expenses (income), net	(14)	(155)	1,060	(603)	288	(322)	(984)	(138)	2,287	843
Change in fair value of acquisition earn-out liability	165	(760)	19	(20)	(596)	171	530	(593)	2,599	2,707
Other non-recurring expenses	—	—	—	—	—	—	394	22	536	952
Sale of export incentives	—	—	—	760	760	216	—	—	(216)	—
Adjusted EBITDA	2,213	4,516	3,567	1,585	11,881	4,157	4,438	5,501	6,947	21,043
Adjusted EBITDA margin	5.7%	9.9%	8.8%	4.6%	7.4%	8.3%	7.8%	10.1%	11.4%	9.5%

ADJUSTED NET INCOME RECONCILIATION	1Q22	2Q22	3Q22	4Q22	FY22	1Q23	2Q23	3Q23	4Q23	FY23
Net Income (loss)	(6,991)	(2,113)	(64,608)	(16,526)	(90,238)	(12,915)	(14,608)	(20,099)	(12,526)	(60,148)
Stock-based compensation expense	80	81	55,236	6,645	62,042	2,561	4,804	2,974	3,448	13,787
Amortization - intangibles	1,585	1,584	1,584	1,585	6,338	1,960	2,329	2,458	2,792	9,539
Income tax provision	54	236	321	(484)	127	699	2,008	381	(5,159)	(2,071)
Certain other operating expenses1	168	(2,683)	1,675	2,492	1,651	2,878	1,204	9,581	5,062	18,509
Adjusted Net Income (Loss)	(5,104)	(2,895)	(5,792)	(6,288)	(20,080)	(4,817)	(4,263)	(4,705)	(6,383)	(20,384)

ADJUSTED EPS RECONCILIATION	1Q22	2Q22	3Q22	4Q22	FY22	1Q23	2Q23	3Q23	4Q23	FY23
Net loss attributable to common stockholders	(6,991)	(2,113)	(64,655)	(18,802)	(92,561)	(15,393)	(17,294)	(22,958)	(16,061)	(71,705)
Common shares outstanding	60,800	60,800	72,463	82,266	67,369	83,749	77,198	77,926	77,214	77,214
Net loss per share (EPS)2	(0.11)	(0.03)	(0.99)	(0.20)	(1.34)	(0.18)	(0.22)	(0.29)	(0.21)	(0.93)
Adjusted net income (loss) attributable to common stockholders	(5,104)	(2,895)	(5,839)	(8,564)	(22,403)	(7,295)	(6,949)	(7,564)	(9,917)	(31,941)
Diluted shares outstanding	60,800	60,800	72,463	82,266	69,082	83,749	77,198	77,926	77,214	77,214
Adjusted EPS	(0.08)	(0.05)	(0.08)	(0.10)	(0.32)	(0.09)	(0.09)	(0.10)	(0.13)	(0.41)

1 Includes LBF US divestiture and transition service expense, changes in fair value of earn-out liabilities, legal expenses pertaining to acquisitions, restructuring expense, acquisition costs, transaction filing fees and related expenses, and changes in fair value of warrant liabilities, which are not ordinary and outside the course of our business.

2 Net loss per share (EPS) for 2023 includes cumulative dividends allocated to preferred stock holders.

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